Exhibit 99.1

Press Release

Triad Guaranty Inc. Announces Issuance of Corrective Order by the Illinois Director of Insurance

WINSTON-SALEM, N.C., April 1, 2009 -- Triad Guaranty Inc. (NASDAQ GS: TGIC) announced that the Illinois Director of Insurance (the “Illinois Director”) issued a Corrective Order, which we received today, impacting the Company’s insurance subsidiaries, Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation (collectively, “Triad”). Under the Order, effective June 1, 2009, or a later date established by the Illinois Director, all valid claims under Triad’s mortgage guaranty insurance policies will be paid 60% in cash and 40% by the creation of a deferred payment obligation (“DPO”). The DPO will be represented by a separate entry in Triad’s financial statements and will accrue a carrying charge based on the investment yield earned by Triad’s investment portfolio. Payments of the carrying charge and the DPO will be subject to Triad’s future financial performance and will require approval of the Illinois Director.

Ken Jones, President and CEO said, “Continuing volatility in the housing and mortgage markets, a high incidence of fraud and noncompliance with underwriting programs in the loan origination process, as well as worsening conditions in the overall economy, make it very difficult to forecast Triad’s future financial position and claims. Government-led initiatives, including the loan modification and refinancing initiatives announced this month by Fannie Mae and Freddie Mac, are unprecedented in scope and could have a significant, stabilizing impact on the key variables that typically drive the level of our future premiums and losses. While Triad continues to believe that it has sufficient resources to pay all current and future valid claims, there is more uncertainty today than when we entered run-off in July 2008. Because of this uncertainty, the Illinois Director has determined that it is in the best interests of Triad’s policyholders to require Triad to settle claims with a combination of cash and deferred payment obligations, and has issued an Order to that effect.”

Mr. Jones continued, “The significant and rapid decline in housing prices over the past two years, coupled with the ongoing recession, contributed to a high default rate in our insured loans. The reserves established on our financial statements to cover the expected future claims on these delinquencies resulted in large reported losses, which has significantly reduced our capital base. Triad’s claims-paying resources represented by our invested assets, capital supporting our reinsurance contracts and expected future premiums are substantial, totaling over $2 billion. Despite these resources, the uncertainty in the future direction of the economy and the decline in our capital have increased the possibility that Triad may not be able to meet all future obligations under its policies. On June 1, 2009, or a later date established by the Illinois Director, all future paid claims, whether on loans that are already delinquent or loans that default in the future, will be treated equally in terms of the ultimate cash settlement. Triad believes that the Order establishes an equitable process for payment of our policyholders’ claims and helps us preserve resources available to pay claims.”

We have provided additional information about the Order and its impact to our policyholders and loan servicers on our web site at www.triadguaranty.com/dpo.php.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business under a corrective order issued by the Illinois Director of Insurance.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including our ability to operate our business in run-off, the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory, and other similar developments, changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market, as well as the relevant factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports and statements filed with the Securities and Exchange Commission. Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE: Triad Guaranty Inc.

CONTACT: Ken Jones, President and CEO, at 336.723.1282 ext. 1105 or kjones@tgic.com

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